UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 10, 2022

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

This filing amends Item 5.02 of the Current Report on Form 8-K of WD-40 Company (the “Company”) filed on July 6, 2022 (“8-K”), to add the information described herein. This Current Report on Form 8-K/A (“8-K/A”) supplements the 8-K and should be read in conjunction with the 8-K.

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Sara K. Hyzer as Chief Financial Officer

On July 6, 2022, the Company filed an 8-K, which disclosed among other matters, the appointment of Sara K. Hyzer as the Company’s Vice President, Finance, Treasurer, and Chief Financial Officer, effective November 1, 2022 (“Effective Date”). This 8-K/A hereby amends the 8-K to disclose Ms. Hyzer’s compensation arrangements in connection with such appointment, which arrangements had not been determined when the 8-K was filed.

On October 10, 2022, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements for Ms. Hyzer: (i) an annual base salary of $315,000; (ii) an annual opportunity for non-equity incentive plan compensation of up to 110% of annual base salary; (iii) a retention-based equity award of 865 restricted stock units (“RSUs”) under the 2016 Stock Incentive Plan (“2016 Plan”) that vests annually over three years; (iv) a long-term performance-based equity award of 865 market share units (“MSUs”), the determination of whether such award will vest will not occur until October 2025; and (v) a short-term performance-based equity award of 1,000 performance share units (“PSUs”) that is tied to the Company exceeding its fiscal year 2023 maximum performance goals, which, if exceeded, would result in the issuance of restricted common stock in October 2023. In addition, Ms. Hyzer will receive benefits generally consistent with those offered to other U.S.-based executive officers, which includes an annual vehicle allowance of $18,000 and employer profit sharing and matching contributions to the Company’s Profit Sharing / 401(k) Plan and Trust, the cost of which is currently $50,000.

Transition Arrangements with Jay W. Rembolt

The 8-K that the Company filed also disclosed the retirement date of Jay W. Rembolt from his positions as Vice President, Finance, Treasurer, and Chief Financial Officer. To assist with leadership transition and global strategy, the Compensation Committee approved the following transition arrangements: (i) until January 6, 2023 (“Retirement Date”), Mr. Rembolt will remain an employee, but in a non-executive officer capacity serving as a strategic advisor, and will continue to (a) receive his current base salary of $27,932 per month and benefits, including vehicle lease payments, and (b) vest in any outstanding unvested equity awards; (ii) receive an award of 2,597 RSUs under the 2016 Plan, (iii) for up to three months after his Retirement Date, Mr. Rembolt will provide consulting services to the Company on an as-needed basis at a rate of $250 per hour; and (iv) the Company will pay approximately $38,000 to buy out the vehicle lease and transfer title to Mr. Rembolt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: October 14, 2022	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev
Vice President, General Counsel &
Corporate Secretary